U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          THE HARBOR GROUP NET, CO.
                 (Name of Small Business Issuer in its charter)

Nevada                                 8700                   88-0451550
(State or Jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
Incorporation or            Classification Code Number)     Identifcation No.)
Organization)

3360 W. Sahara, Suite 200, Las Vegas, Nevada, 89102; (702) 732-2253
Fax: (702) 940 4006
(Address and telephone number of Registrant's principal executive offices and principal place of business)

Shawn F. Hackman, Esq., 3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102; (702) 732-2253. Fax: (702) 940-4006
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                         ADD BOX -CONTINUING OFFER RULE

                        CALCULATION OF REGISTRATION FEE
Title of each      Amount to be   Proposed        Proposed         Amount of
class of           registered     maximum         Maximum        registration
securities to be                offering price    aggregate          fee
registered                        per unit        offering price

Common shares      2,000,000     $0.05            $100,000.00      26.40

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART 1.  INFORMATION REQUIRED IN PROSPECTUS

                            PROSPECTUS
                      THE HARBOR GROUP.NET CO.
                            2,000,000 Shares
                            Common Stock
                     Offering Price $0.05 per Share

The Harbor Group Com, Co., a Nevada corporation is offering up to 2,000,000 shares of its $.001 par value common stock shares at an offering price of $0.05 per share on a direct participation offering basis pursuant to the terms of this prospectus for the purpose of providing start-up and working capital for Harbor Group.

The shares offered are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment.

The Securities and Exchange Commission, or any State Securities Commission, has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  Price to Public    Underwriting Discounts
                                     and Commissions        Proceeds to Issuer
Per Share         $.  05              0                     $.05
Total Minimum     $25,000             0                     $25,000
Total Maximum     $100,000.00         0                     $100,000.00

A maximum of 2,000,000 shares may be sold on a direct participation offering basis. All of the proceeds from the sale of shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of the minimum offering, is received.
If less than $20,000, is received from the sale of the shares within 240 days of the date of this prospectus, all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow. No commissions are anticipated.

No sales commissions will be paid in connection with the sales of these shares.

The net proceeds to Harbor Group, in the column "Proceeds to Issuer", is before the payment of certain expenses in connection with this offering.

Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

            Subject to Completion, Dated______________,2000.

The shares being offered by The Harbor Group.Net Co. are subject to prior sale, acceptance of the subscriptions by The Harbor Group.Net Co. and approval of certain legal matters by counsel to The Harbor Group.Net Co.

This our initial public offering of common stock. The initial offering price per share is .05. We will apply to list our common stock on the OTC:BB. No public market currently exists for the shares of common stock.

The Harbor Group.Net.Co. has the right to accept or reject any subscriptions, in whole or in part, for any reason. Until_____2000, all dealers effecting transactions in registered securities may be required to deliver a prospectus. This is true whether or not the dealer is participating in this distribution. Dealers also have an obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Harbor Group.Net Co. is conducting a blank check offering as provided under Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the securities act of 1933 (the "Securities Act"). Th net offering proceeds, after deduction for offering expenses (estimated at $25,000) and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "deposited funds" and "deposited securities," respectively). while held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors.

The Harbor Group.Net Co. must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds, plus interest, and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

This prospectus is not an offer to sell or a solicitation to buy the securities offered. It is unlawful to make such an offer or solicitation.

The delivery of this prospectus, nor a sale of the mentioned securities shall create an implication that there has been no change in the information in this prospectus. If a material change does occur, however, this prospectus will be amended or supplemented accordingly for all existing shareholders and prospective investors.

This prospectus does not intentionally contain a false statement or material fact, nor does it intentionally omit a material fact. No person or entity has been authorized by The Harbor Group.Net Co.. to give any information or make a representation, warranty, covenant, or agreement which is not expressly provided for or continued in this prospectus. Any such information that is given should not be relied upon as having been authorized.

The Harbor Group.Net Co. is not a reporting company. Upon written or oral request, any person who receives a prospectus will have an opportunity to meet with representatives of Harbor Group to verify any of the information included in the prospectus and to obtain additional information. Such a person shall also, upon written or oral request, receive a copy of any information that is incorporated by reference in the prospectus and the address ,including title or department, and telephone number. Such information shall be provided without charge.

All offerees and subscribers will be asked to acknowledge in the subscription agreement that they have read this prospectus carefully and thoroughly, they were given the opportunity to obtain additional information; and they did so to their satisfaction.

                          TABLE OF CONTENTS




Rights And Protections Under Rule 419

Escrow Of 90% Of The Proceeds Derived Hereby

After the earlier of either,

(1) written notification by Harbor Group of its need for all, or substantially all, of such net proceeds for the purpose of facilitating a business combination; or

(2) 18 months after the effective date of this registration statement,

90% of the net proceeds from the offering will be placed in an escrow account with Southwest Escrow as escrow agent.

Escrowed Funds Not To Be Used For Salaries Or Reimbursable Expenses

No funds, including any interest earned, will be disbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on Harbor Group's behalf by Harbor Group's officers and directors. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than Harbor Group's board of directors, both of whom are officers. In no event will the escrowed funds or any interest earned on the funds, be used for any purpose other than implementation of a business combination.


                             PROSPECTUS SUMMARY

Each prospective investor is urged to read this prospectus, and the attached exhibits, in their entirety.


Deposit of offering proceeds and securities.

Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering costs, and all securities to be issued be deposited into an escrow or trust account the deposited funds and deposited securities, respectively governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the deposited funds and deposited securities will be released to Harbor Group and to investors, respectively, only after Harbor Group has met the following three conditions:

  First, Harbor Group must execute an agreement for an acquisition(s) meeting certain prescribed criteria;

  Second, Harbor Group must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions;
   and

  Third, the acquisition(s) meeting the prescribed criteria must be consummated. Accordingly, Harbor Group will enter into an escrow agreement with Southwest Escrow, the escrow agent.


Prescribed Acquisition Criteria.

Rule 419 requires that before the deposited funds and the deposited securities can be released, Harbor Group must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets valued at not less than 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, Harbor Group must successfully complete the mandated reconfirmation offering and consummate the acquisitions(s).


Post-effective amendment.

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has (have) been executed, Rule 419 requires Harbor Group to update the registration statement of which this prospectus is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the deposited funds and deposited securities can be released from escrow.


Reconfirmation offering.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

     (2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify Harbor Group in writing that the investor elects to remain an investor;

     (3) If Harbor Group does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the deposited funds and any related interest or dividends held in the escrow account on such investor's behalf, will be returned to the investor within five business days by first class mail or other equally prompt means;

    (4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

    (5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the deposited funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.


Release of deposited securities and deposited funds.

The deposited funds and deposited securities may be released by Harbor Group and the investors, respectively, after:

     (1) the escrow agent has received written certification from Harbor Group and any other evidence acceptable by the escrow agent that Harbor Group has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and Harbor Group has satisfied all of the prescribed conditions of the reconfirmation offer; and

    (2) the acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.


The Company

The Harbor Group.Net Co., was incorporated on February 15th, 2000 under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Harbor Group has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, Harbor Group has never commenced any operational activities.

Harbor Group was formed for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Ken Heim serves as President, Treasurer and Director and Rose Heim serves as Secretary and Director The directors determined next to proceed with filing a Form SB-2.

The directors elected to commence implementation of Harbor Group's principal business purpose. As such, Harbor Group can be defined as a shell company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify Harbor Group as a blank check company. Many states have enacted statutes, rules and regulations limiting the sale securities of blank check companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in Harbor Group's securities until such time as Harbor Group has successfully implemented this business plan.

Accordingly, each shareholder of Harbor Group will execute and deliver a lock-up letter agreement, affirming that his/her respective shares of Harbor Group's common stock until such time that Harbor Group has successfully consummated a merger or acquisition and Harbor Group is no longer classified as a blank check company.

In order to provide further assurances that no trading will occur in Harbor Group's securities until a merger or acquisition has been consummated, each shareholder has agreed to place his/her respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of Harbor Group's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established will unequivocally limit any shareholder's ability to sell their respective securities before such closing.

The Offering

Shares of Harbor Group will be offered at $.05 per share. The minimum purchase required of an investor is $300.00. If all the shares offered are sold, the net proceeds to Harbor Group will be $100,000.00 less certain costs
associated with this offering.   This balance will be used as working capital
for Harbor Group.

Liquidity of Investment

Although the shares will be free trading, there is no established market for the shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term.

RISK FACTORS

The securities offered are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

RULE 419 GENERALLY.

Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the issuer in a blank check offering is required to update its registration statement with a post-effective amendment.

After the effective date of any such post-effective amendment, Harbor Group is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must be given no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to remain investors or require the return of their investment funds. Any investor not making a decision within said period is automatically to receive a return of his investment funds.

Although investors may request the return of their investment funds in connection with the reconfirmation offering required by Rule 419, Harbor Group's shareholders will not be afforded an opportunity specifically to approve or disapprove any particular transaction involving the purchase of shares from management.


Investors are prohibited from selling or offering to sell shares held in escrow.

According to Rule15g-8 as promulgated by the S.E.C. under the amended
Securities Exchange Act of 1934, it shall be unlawful for any person to sell or offer to sell shares or any interest in or related to the shares held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result, contracts for sale to be satisfied by delivery of the deposited securities are prohibited, for example contracts for sale on a when, as, and if issued basis.


Because this is a blank check offering, investors will not be able to evaluate the specific merits or risks of business combinations

As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a blank check offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a business combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in Harbor Group without an opportunity to evaluate the specific merits or risks of any one or more business combinations. Determinations ultimately made by Harbor Group relating to the specific allocation of the net proceeds of this offering do not guarantee Harbor Group will achieve its business objectives.


REGULATIONS CONCERNING "BLANK CHECK" ISSUERS.

The ability to register or qualify for sale the shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of blank check issuers, such as Harbor Group, within that state. In addition, many states, while not specifically prohibiting or restricting blank check companies, may not register the shares for sale in their states. Because of such regulations and other restrictions, Harbor Group's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the shares have been registered.


Harbor Group has had no operating revenue to date and may not become profitable.

Harbor Group has had no operating history nor any revenues or earnings from operations. Harbor Group has no significant assets or financial resources. Harbor Group will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in Harbor Group incurring a net operating loss which will increase continuously until Harbor Group can consummate a business combination with a profitable business opportunity. Harbor Group may not be able to identify such a business opportunity and consummate such a business combination. Additionally, because


Success of Harbor Group's business operations may depend on management outside of Harbor Group's control.

The success of Harbor Group's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that Harbor Group will be successful in locating candidates meeting such criteria. In the event Harbor Group completes a business combination, the success of Harbor Group's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond Harbor Group's control.


Harbor Group is at a competitive disadvantage and in a highly competitive market searching for business combinations and opportunities.

Harbor Group is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for Harbor Group. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Harbor Group and Harbor Group will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Harbor Group will compete in seeking merger or acquisition candidates with numerous other small public companies.

Harbor Group has no agreement for a merger nor any standards set for acceptable candidates for merger.

Harbor Group has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private entity. Harbor Group may not be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluations. Harbor Group has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, Harbor Group never commenced any operational activities. Harbor Group may not be able to negotiate a business combination on terms favorable to Harbor Group. Harbor Group has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which Harbor Group would not consider a business combination in any form with such business opportunity. Accordingly, Harbor Group may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

Harbor Group's management lack certain business skills and will be devoting only part-time work hours.

While seeking a business combination, management anticipates devoting up to twenty hours per month to the business of Harbor Group. Harbor Group's two officers have not entered into written employment agreements with Harbor Group and are not expected to do so in the foreseeable future. Harbor Group has not obtained key man life insurance on either of its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would aversely affect development of Harbor Group's business and its likelihood of continuing operations.

Furthermore, Harbor Group's officers and directors are not professional business analysts. Lack of experience will be a detriment to Harbor Group's efforts.


Potential merger or acquisition candidates must meet SEC requirements that may delay or preclude Harbor Group's business plan.

Section 13 of the Securities Exchange Act of 1934, requires companies falling under Section 13 of the Securities Exchange Act of 1934 to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Harbor Group. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.


Harbor Group is at a competitive disadvantage because it lacks any market research or marketing organization.

Harbor Group has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by Harbor Group. Moreover, Harbor Group does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by Harbor Group, there is no assurance Harbor Group will be successful in completing any such business combination.


Harbor Group will limited to the business opportunities of any company

Harbor Group's proposed operations, even if successful, will in all likelihood result in Harbor Group engaging in a business combination with only one business opportunity. Consequently, Harbor Group's activities will be limited to those engaged in by the business opportunity which Harbor Group merges with or acquires. Harbor Group's inability to diversify its activities into a number of areas may subject Harbor Group to economic fluctuations within a particular business or industry and therefore increase the risks associated with Harbor Group's operations.


Potential determination by the SEC that Harbor Group is an investment company could cause material adverse consequences.

Although Harbor Group will be regulated under the Securities Exchange Act of 1933, management believes Harbor Group will not be regulated under the Investment Company Act of 1940, insofar as Harbor Group will not be engaged in the business of investing or trading in securities. In the event Harbor Group engages in business combinations which result in Harbor Group holding passive investment interests in a number of entities, the Harbor Group could be under regulation of the Investment Company Act of 1940. In such event, Harbor Group could be required to register as an investment company and could be expected to incur significant registration and compliance costs Harbor Group has obtained no formal determination from the Securities and Exchange Commission as to the status of Harbor Group under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject Harbor Group to material adverse consequences.


Any business combination will probably result loss of management and control by Harbor Group shareholders.

A business combination involving the issuance of Harbor Group's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in Harbor Group. Any such business combination may require management of Harbor Group to sell or transfer all or a portion of Harbor Group's common stock held by them, or resign as members of the board of directors of Harbor Group. The resulting change in control Harbor Group could result in removal of one or more present officers and directors or Harbor Group and a corresponding reduction in or elimination of their participation in the future affairs of Harbor Group.

Should Harbor Group meet its business plan of merging, shareholders in Harbor Group will most likely suffer a reduction in percentage share ownership of the newly formed company.

Harbor Group's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in Harbor Group issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of Harbor Group would result in reduction in percentage of shares owned by present and prospective shareholders of Harbor Group and would most likely result in a change in control or management of Harbor Group.

Harbor Group may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with Harbor Group. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state securities laws enacted for the protection of investors. These securities laws primarily relate to provisions regarding the registration of securities which require full disclosure of Harbor Group's business, management and financial statements.


Many business decisions made by Harbor Group can have major tax consequences and many associated risks.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Harbor Group may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Harbor Group intends to structure any business combination so as to minimize the federal and state tax consequences to both Harbor Group and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.


The requirement of audited financial statements of potential merging entities may cause some potential merger candidates to forego merging with Harbor Group.

Management of Harbor Group believes that any potential business opportunity must provide audited financial statements for review, and for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with Harbor Group, rather than incur the expenses associated with preparing audited financial statements.


Harbor Group securities may be limited to only a few markets because of blue sky laws.

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and Harbor Group has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result in changes in federal law, non-issuer trading or resale of Harbor Group's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or blank-check securities. Accordingly, investors should consider any potential secondary market for Harbor Group's securities to be a limited one.

Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the shares offered hereby, which could, upon conversion, increase the percentage of the shares owned by such persons. The purchases by these control persons may make it possible for the offering to meet the escrow amount.


Harbor Group may not be able to sale enough shares to follow through with the business plan.

The 2,000,000 common shares are to be offered directly by Harbor Group, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. It is not know whether Harbor Group will be able to sell any shares.


Harbor Group's offering price is arbitrary and the value of Harbor Group securities may never actually reach the offering price.

The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by Harbor Group. There can be no assurance that, even if a public trading market develops for Harbor Group's securities, the shares will attain market values commensurate with the offering price.


Harbor Group shares are to be offered based on a direct participation offering basis.

The shares are offered by Harbor Group on a direct participation offering basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered shares. Harbor Group cannot and does not make any statement guaranteeing that shares will be sold. Provisions have been made to deposit in escrow the funds received from the purchase of shares sold by Harbor Group.

Harbor Group's shares may never actually be traded and therefore purchasers may never be able to resale.

Prior to the offering, there has been no public market for the shares being offered. An active trading market may not develop. Consequently, purchasers of the shares may not be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the shares may be affected significantly by factors such as announcements by Harbor Group or its competitors, variations in Harbor Group's results of operations, and market conditions in the retail, electron commerce, and internet industries in general.
Movements in prices of stock may also affect the market price in general.
As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.


Shares sold in the future may have to comply with Rule 144.

All of the 3,000,000 shares, which are held by management, have been issued in reliance on the private placement exemption under the amended Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Harbor
Group (as that term is defined under the Act) would be entitled to sell within any three-months period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

Harbor Group faces uncertainty with regard to the Y2K issue.

The Year 2000 isssue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect Harbor Group's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting Harbor Group, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

Harbor Group's Year 2000 plans are based on management's best estimates. Based on currently available information, management does not believe that the Year 2000 issues will have a material adverse impact on Harbor Group's financial condition or results of operations; however, because of the uncertainties in this area, assurance cannot be given in this regard.

                                     USE OF PROCEEDS

Following the sale of the 2,000,000 shares offered by the company there will be gross proceeds of $100,000, less certain expenses of this offering. These proceeds will be used to provide start-up and working capital for Harbor Group.

	The following table sets forth the use of proceeds from this offering - based on the minimum and maximum offering amounts:

Use of Proceeds               Minimum Offering           Maximum Offering
                           Amount          Percent    Amount          Percent
Transfer Agent Fee         $    250.00     1.0%       $1,000.00         1.0%
Legal Fees                 $10,0000.00     40.0%      $25,000.00       25.0%
Printing Costs             $    100.00      0.4%      $   500.00        0.5%
Accounting Fees            $  1,000.00      4.0%      $ 2,500.00        2.5%
Working Capital            $ 21,150.00     54.6%      $71,000.00       71.0%
Total                      $25,000.00     100.0%     $100,000.00      100.0%

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the board of directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.


                          DETERMINATION OF OFFERING PRICE

The offering price is not based upon Harbor Group's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price is determined by the board of directors of Harbor Group and was determined arbitrarily based upon the amount of funds needed by Harbor Group to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.


                                    DILUTION

Net tangible book value is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets.
Dilution is the difference between the public offering price of a security and its net tangible book value per share immediately after the offering, giving effect to the receipt of net proceeds in the offering. As of February 15th, 2000, the net tangible book value of Harbor Group was $3000 or $.001 per share. Giving effect to the sale by Harbor Group of all offered shares at the public offering price, the pro forma net tangible book value of Harbor Group would be $100,000 or $.02 per share, which would represent an immediate increase of $.02 in net tangible book value per share and $.03 per share dilution per share to new investors. Dilution of the book value of the shares may result from future share offerings by Harbor Group.

The following table illustrates the pro forma per share dilution:


                                                             Assuming Maximum
                                                             Shares Sold
Offering Price                                               $.05
Net tangible book value per share before Offering            $.001
Increase Attributable to purchase of stock by new investor   $.02
Net tangible book value per Share after offering             $.02
Dilution to new investors                                    $.03
Percent Dilution to new investors                             60%


  Offering price before deduction of offering expenses, calculated on a common share equivalent basis.

  The net tangible book value per share before the offering ($0.001) is determined by dividing the number of shares outstanding prior to this offering into the net tangible book value of Harbor Group.

   The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to Harbor Group from the current offering, assuming all the shares are subscribed, and dividing by the number of common shares outstanding.

  The net tangible book value per share after the offering ($103,000) is determined by dividing the number of shares that will be outstanding, assuming sale of all the shares offered, after the offering into the net tangible book value after the offering as determined in note 3 above.

  The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering ($.02) and subtracting from it the net tangible book value per share before the offering ($.001) for an increase of $.02.

  The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($.02) from the offering price of the shares in this offering ($.05), giving a dilution value of ($.03).

  The percent dilution to new investors is determined by dividing the dilution to new investors ($.03) by the offering price per share ($.05) giving a dilution to new investors of 60%.

                              PLAN OF DISTRIBUTION

Harbor Group will sell a maximum of 2,000,000 shares of its common stock, par value $.001 per share to the public on a direct participation basis.
The minimum purchase required of an investor is $300.00. The gross proceeds to Harbor Group will be $100,000.00 if all the shares offered are sold.
No commissions or other fees will be paid, directly or indirectly, by Harbor
Group, or any of its principals, to any person or firm in connection with solicitation of sales of the shares, certain costs are to be paid in connection with the offering. The public offering price of the shares will be modified, from time to time, by amendment to this prospectus, in accordance with changes in the market price of Harbor Group's common stock. These securities are offered by Harbor Group subject to prior sale and to approval of certain legal matters by counsel.

All of the proceeds from the sale of shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of the minimum offering, is received.
If less than $20,000, is received from the sale of the shares within 240 days of the date of this prospectus, all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow. No commissions are anticipated.
President Ken Heim and Secretary Rose Heim will be selling the securities.


Directors, Executive Officers, Promoters and Control Persons.

Ken Heim, President and Treasurer.

Ken Heim has been a professional musician and musical instructor for over 30 years. He graduated from Southern Illinois University in 1972 with a bachelor of science degree in music education. He then began teaching instrumental music in the Hazelwood school district in St. Louis Missouri for several years before deciding to continue his education at Southwest
Theological Seminary where he earned two Master's degrees. One in Music
Ministry and the other in Trumpet performance. Over the past decade, Ken has been involved in the church Music ministry as well as giving private music lessons. Since 1993 he has been the instrumental Music director at the Village Baptist Church in Oklahoma City, OK


Rose Heim, Vice President and Secretary.

Rosemary Heim earned her Bachelor of Science in Music education from Eastern
Tennesse State College in 1977. She continued her education at Southwestern
Baptist Theological Seminary where she earned a Masters in Vocal Performance.
For the past twenty plus years she has been involved in the music industry.
During that time she has been the featured soloist with the Fort Worth
Symphony as well as be a published composer with Broadman Publishing. At the present time she is employed with the Village Baptist Church in Oklahoma
City, OK as the church Pianist and performs on a regular basis at the Oklahoma
City Country Club.




Terms of the Board of Directors.

According to the eighth article the term of board of directors, is as follows:

Except as otherwise required by applicable law, each director shall serve for a term ending on the date of the third Annual Meeting of Stockholders of the Corporation (the "Annual Meeting") following the Annual Meeting at which such director was elected. All directors, shall have equal standing.

Not withstanding the foregoing provisions of this Article Eighth each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 4 or Article Forth hereof in connection with rights to elect such additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board or Directors establishing such class or series

Opportunity to Make Inquiries.

Harbor Group will make available to each offeree, prior to any sale of the shares, the opportunity to ask questions and receive answers from Harbor
Group concerning any aspect of the investment and to obtain any additional information contained in this memorandum, to the extent that Harbor Group possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

Each person desiring to subscribe to the shares must complete, execute, acknowledge, and delivered to Harbor Group a subscription agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in Harbor Group. By executing the subscription agreement, the subscriber is agreeing that if the subscription agreement it is excepted by Harbor Group, such a subscriber will be, a shareholder in Harbor Group and will be otherwise bound by the articles of incorporation and the bylaws of Harbor Group in the form attached to this prospectus.

Promptly upon receipt of subscription documents by Harbor Group, it will make a determination as to whether a prospective investor will be accepted as a shareholder in Harbor Group. Harbor Group may reject a subscriber's subscription agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this prospectus, such as failure to follow the proper subscription procedure, insufficient documentation, over subscription to Harbor Group, or such other reasons other as Harbor Group determines to be in the best interest of Harbor Group.

If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check payable to said investor in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

                                   LEGAL PROCEEDINGS

Harbor Group is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Harbor Group has been threatened.

                        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                                   AND CONTROL PERSONS

The names, ages, and respective positions of the directors, officers, and significant employees of Harbor Group are set forth below. All these persons have held their positions since February 15th, 2000. There are no other persons which can be classified as a promoter or controlling person of Harbor
Group.

                           SECURITY OWNERSHIP OF CERTAIN
                          BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the outstanding shares of common stock of Harbor Group owned of record or beneficially by each person who owned of record, or was known by Harbor Group to own beneficially, more than 5% of Harbor Group's common stock, and the name and share holdings of each officer and director and all officers and directors as a group.


Title of Class         Name of             Amount and Nature of     Percent of
                       Beneficial Owner    Beneficial Owner         Class

Common Stock            Ken Heim,
                        President,
                        Treasurer
                        and Director         1,500,000                 50.0%


Common Stock            Rose Heim,
                        Vice President,
                        Secretary,
                        and Director         1,500,000                 50.0%

None of the Officers, Directors or existing shareholders do not have the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

                            DESCRIPTION OF SECURITIES

General Description

The securities being offered are shares of common stock. The articles of incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $.001. The holders of the shares:

  have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of Harbor Group;

  are entitled to share ratably in all of the assets of Harbor Group available for distribution upon winding up of the affairs of Harbor Group;

  do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto;

  are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.


These securities do not have any of the following rights:

  cumulative or special voting rights;
  preemptive rights to purchase in new issues of shares;
  preference as to dividends or interest;
  preference upon liquidation;
  any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the articles of incorporation and the amendments to the articles, and Bylaws of Harbor Group, attached as Exhibit 3.1 and
Exhibit 3.2, respectively, to this Form SB-2. As of the date of this Form SB-2, Harbor Group has 3,000,000 shares of common stock outstanding.

Non-Cumulative Voting

The holders of shares of common stock of Harbor Group do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Harbor Group's directors.

Dividends

Harbor Group does not currently intend to pay cash dividends. Because Harbor Group does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Harbor Group.
The number of holders of record is 4.

Possible Anti-Takeover Effects of Authorized but Unissued Stock

Upon the completion of this offering, Harbor Group's authorized but unissued capital stock will consist of 20,000,000 shares of common stock, assuming the entire offering is sold. One effect of the existence of authorized but unissued capital stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of Harbor Group by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Harbor Group's management.

If, in the due exercise of its fiduciary obligations, for example, the board of directors were to determine that a takeover proposal was not in Harbor Group's best interests, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. This may be done by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent

Harbor Group intends to engage the services of Pacific Stock Transfer Company, P.O. Box 93385 Las Vegas, Nevada 89193 (702) 361-3033
Fax (702) 732-7890.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

                     DISCLOSURE OF COMMISSION POSITION ON
                  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of Harbor Group will have personal liability to Harbor Group or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the articles of incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director.

  for any breach of the director's duty of loyalty to Harbor Group or its stockholders,

  for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law,

  under applicable Sections of the Nevada Revised Statutes,

  the payment of dividends in violation of Section 78.300 of the Nevada
   Revised Statutes or,

  for any transaction from which the director derived an improper personal benefit.


The by-laws provide for indemnification of the directors, officers, and employees of Harbor Group in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Harbor Group if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves such settlement and reimbursement as being for the best interests of Harbor Group. The bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of Harbor Group are accountable to Harbor Group as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Harbor Group. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to Harbor Group, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Harbor Group in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from Harbor Group.


Disclosure of the Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS

The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.

                              DESCRIPTION OF BUSINESS

1.  Company /Business Summary

The Harbor Group.Net Co., was incorporated on February 15, 2000, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisition. Harbor Group has been in the development state since inception and has no operations date. Other than issuing shares to its original shareholders, Harbor Group never commenced any operational activities.

Harbor Group was formed for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Ken Heim serves as President, Treasurer and Director and Rose Heim serves as Secretary and Director, collectively referred to as the directors. The directors determined next to proceed with filling a Form SB-2.

The directors, elected to commence implementation of Harbor Group's principal business purpose, described below under Item 2, Plan of Operation.
As such, Harbor Group can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify Harbor Group as a blank check company. Many states have enacted statutes, rules and regulations limiting the sale of securities of blank check companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Harbor Group's securities until such time as Harbor Group has successfully implemented its business plan described. Accordingly, each shareholder of Harbor Group will execute and delivered a lock-up letter agreement, affirming that he/she will not sell his/her respective shares of Harbor Group's common stock until such time as Harbor Group has successfully consummated a merger or acquisition and Harbor Group is no longer classified as a blank check company. In order to provide further assurances that no trading will occur in Harbor Group's securities until a merger or acquisition has been consummated, each shareholder has agreed to place his/her respective stock certificate with Harbor Group's legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated.

However, while management believes that the proceedures established to preclude any sale of the Harbor Group's securities prior to closing of a merger acquisition will be sufficient, there can be no assurance that the procedures established herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing.

The public may read and copy any materials that Harbor Group files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. Information about the operation of the Public Reference Room is available by calling 1-800-SEC-0330. Additionally, the SEC maintains an Internet site containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at: http://www.sec.gov.

ITEM 2.  PLAN OF OPERATION

The registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The registrant has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. None of Harbor Group's officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between Harbor Group and such other company as of the date of this registration statement.

While Harbor Group will attempt to obtain audited financial statements of a target entity, there is no assurance that such audited financial statements will be available. The board of directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction, such as evaluating the competency of the officers and directors of the merging company as well as the merging company's financial condition. Additionally, Harbor Group's board of directors does intend to gain further assurances that an audited statement will be provided within seventy-five days after closing of such a transaction. Relative closing documents will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The registrant has no full time employees. The registrant's two officers have agreed to allocate a portion of their time to the activities of the registrant, without compensation. Management anticipates that the business plan of Harbor Group can be implemented by each officer devoting approximately 10 hours per month to the business affairs of Harbor Group and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officers.

Harbor Group is a blank check company and therefore has no operating expenses. Any reporting costs will be will financed by the principles. It is possible that reasonable finders' fees may be incurred upon a successful merger or acquisition of Harbor Group. It is possible that an officer or affiliate may earn the finders' fees. Should outside consulting be required following a business combination, the directors and officers of Harbor Group will make certain that the acquiring company has the ability to pay the outside consultant(s) in either cash or stock.

Harbor Group is filing this registration statement on a voluntary basis because the primary attraction of the registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the registrant.

The articles of incorporation of Harbor Group provides that Harbor Group may indemnify officers and/or directors of Harbor Group for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of Harbor Group could be used or attached to satisfy any liabilities subject to such indemnification.

GENERAL BUSINESS PLAN

Harbor Group's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. Harbor Group will not restrict its search to any specific business, industry, or geographical location and Harbor Group may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of Harbor Group's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because Harbor Group has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to shareholders of Harbor Group because it will not permit Harbor Group to offset potential losses from one venture against gains from another.

Harbor Group may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. Harbor Group may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

The primary method Harbor Group will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal periodically seeking companies which are looking to merge with a public shell.

Harbor Group anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity, subject to restrictions of applicable statutes, for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Harbor Group has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes Harbor Group will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934, specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the Securities Exchange Act of 1934. Nevertheless, the officers and directors of Harbor Group have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of Harbor Group, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of Harbor Group's two officers, or by Harbor Group's shareholders. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future nature of present and expected competition; the quality and experience of management services which may be available and the depth of management; the potential for further research, development, or exploration, specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of Harbor Group; the potential for growth or expansion;
the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Management will meet personally with management and key personnel of the business opportunity as part of their investigation. To the extent possible, Harbor Group intends to utilize written reports and personal investigation to evaluate the above factors. Harbor Group will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Management of Harbor Group, while not especially experienced in matters relating to the new business of Harbor Group, will rely upon their own efforts and, to a much lesser extent, the efforts of Harbor Group's shareholders, in accomplishing the business purposes of the Harbor Group. It is not anticipated that any outside consultants or advisors, other than the Harbor Group's legal counsel and accountants, will be utilized by Harbor Group to effectuate its business purposes as here described. However, if Harbor Group does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/ acquisition candidate, as Harbor Group has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, Harbor Group's management has never used outside consultants or advisors in connection with a merger or acquisition.

Harbor Group will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of corporate life. It is impossible to predict at this time the status of any business in which Harbor Group may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which Harbor Group may offer. However, Harbor Group does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as Harbor
Group has successfully consummated such a merger or acquisition.  Harbor
Group also has no plans to conduct any offerings under Regulation S.

ACQUISTION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, Harbor Group may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of Harbor Group will no longer be in control of Harbor Group. In addition, Harbor Group's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of Harbor Group's shareholders. All shareholders will be a part of negotiations in person and all shareholders will sign the merger or acquisition.

It is anticipated that Harbor Group's principle shareholders may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. Any terms of sale of the shares presently held by officers and/or directors of Harbor Group will be also afforded to all other shareholders of Harbor Group on similar terms and conditions. The policy set forth in the preceding sentence is based on an understanding between the two members of management, and these two persons are not aware of any circumstances under which this policy would change while they are still officers and directors of Harbor Group. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, Harbor Group may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after Harbor Group has successfully consummated a merger or acquisition and Harbor Group is no longer considered a shell company. Until such time as this occurs, Harbor Group will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in Harbor Group's securities may have a depressive effect on the value of Harbor Group's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which Harbor Group may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax-free reorganization under Sections 368a or 351 of the Internal Revenue Code.

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of Harbor Group which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, Harbor Group's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in Harbor Group following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event Harbor Group acquires a target company with substantial assets. Any merger or acquisition effected by Harbor Group can be expected to have a significant dilutive effect on the percentage of shares held by Harbor Group's then-shareholders.

Harbor Group will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with Harbor Group's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated above, Harbor Group will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. Harbor Group is subject to all of the reporting requirements included in the Securities Exchange Act of 1934. Included in these requirements is the affirmative duty of Harbor Group to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger of acquisition, as well as harbor Group's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within the time parameters necessary to insure Harbor Group's compliance with the requirements of the Securities and Exchange Act of 1934, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of Harbor Group.

The board of directors will pass a resolution which prohibits Harbor Group from completing an acquisition or merger with any entity in which any of Harbor Group's officers, directors, principal shareholders or their affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

There are no arrangements, agreements or understandings between non-management Shareholders and management under which non-management management of the Harbor Group's affairs. There is no agreement that non-management shareholders will Exercise their voting rights to continue to re-elect the current directors, However, it is expected that they will do so based on the existing
Friendship among such person.

Harbor Group's officers and shareholders have verbally agreed that they will advance Harbor Group any additional funds which Harbor Group needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. These persons have further agreed that such advances will be made in proportion to each person's percentage ownership of Harbor Group. These persons have also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business which Harbor Group acquires or merges with agree to repay all or a portion of such advances. There is no dollar cap on the amount of money which such persons will advance to Harbor Group. Harbor Group will not borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders, and Harbor Group will not borrow any funds to make any payments to Harbor Group's promoters, management or their affiliates or associates.

COMPETITION

Harbor Group will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Harbor Group. In view of Harbor Group's combined extremely limited financial resources and limited management availability, Harbor Group will continue to be at a significant competitive disadvantage compared to Harbor Group's competitors.

YEAR 2000 COMPLIANCE

Harbor Group is aware of the issues associated with the programming code in existing computer systems during the year 2000. Harbor Group has assessed these issues as they relate to Harbor Group, and since Harbor Group currently has no operating business and does not use any computers, and since it has no customers, suppliers or other constituents, it does not believe that there are any material year 2000 issues to disclose in the Form SB-2.

                           DISCRIPTION OF PROPERTY

Harbor Group has retained Shawn F. Hackman, a P.C., as a resident agent. The address is 3360 W. Sahara, Suite 200, Las Vegas, Nevada 89102. A
Copy of the resident agent agreement is attached. Harbor Group, currently, owns no property.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

                        MARKET FOR COMMON EQUITY AND
                        RELATED STOCKHOLDER MATTERS.

The shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.


EXECUTIVE COMPENSATION

(a) No officer or director of the company is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.

                               FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of Regulation S-B are attached as Exhibit 99.1 to this Form SB-2.


PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in propsectus under the heading Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

            OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Use of Proceeds                Minimum Offering          Maximum Offering
                            Amount          Percent   Amount          Percent
Transfer Agent Fee          $250.00          1.0%     $1,000.00        1.0%
Legal Fees                  $10,0000.00     40.0%     $25,000.00      25.0%
Printing Costs              $100.00          0.4%     $500.00          0.5%
Accounting Fees             $1,000.00        4.0%     $2,500.00        2.5%
Working Capital             $21,150.00      54.6%     $71,000.00      71.0%
Total                       $25,000.00     100.0%     $100,000.00    100.0%

                        RECENT SALES OF UNREGISTERED SECURITIES

Each officer and director received shares for services rendered.
The breakdown is as follows:

Title of Class     Name of Beneficial Owner  Amount and Nature of   Percent of
                                              Beneficial Owner       Class
Common Stock       Ken Heim, President,
                   Treasurer, and Director    1,500,000              50.0%

Common Stock       Rose Heim, Vice President,
                   Secretary, and Director    1,500,000              50.0%

                                     EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(i)  Include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii) Include any additional or changed material information on the plan of distribution.
(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised "Act") may be permitted to directors, officers and controlling persons of the small business issuer that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,
unenforceable.   In the event that a claim for indemnification against
such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibits

3.1             Articles
3.2             Bylaws
99.1            Financials
99.2            Power of Attorney
99.3            Signatures